Exhibit 10.5

AGREEMENT OF SERVICE PROVIDING FOR DEVELOPMENT AND CONSULTING SYSTEMS

CONTRACTED: VIVITECH DESENVOLVIMENTO DE SOFTWARES S / A, legal entity of private law, registered with CNPJ / MF: 05.414.683 / 0001-47, with headquarter at Rua Cubatão, nº 86, Conjunto 601, Vila Mariana, CEP 04013-000 , São Paulo, State of São Paulo, hereby represented by Nilcéia Ribeiro da Silva, enrolled with the CPF 196182958-42 and RG 24915640-4 SSP /SP, resident and domiciled at Rua Américo Trufelli, 26 - Apartment 1 - Parque Dourado - Ferraz de Vasconcelos - SP - CEP: 08527-052 and Lucas Avelino Sodré Santos , enrolled with CPF 399.140.958-52 and RG 47.686.146-9 SSP / SP, resident and domiciled at Rua Soldado Francisco,

CONTRACTOR: ADVUS DESENVOLVIMENTO DE SOFTWARE LTDA., a legal entity governed by private law, registered with the CNPJ under 05.163.715 / 0001-89, with headquarters at Rua Itapeva, nº 378 - Room 123, in the city of São Paulo / SP, in this act represented by Marcelo Henrique Bottas Sant'Anna .

DEFINITION: This contract establishes the provision of consulting and systems development services and contains all information about the methodology of the CONTRACTED's work, its schedule of activities, definition of the necessary resources to provide its services, as well as descriptions of the conditions and payment terms and other items in it.

CLAUSE 1: SERVICES PROVISION.
The CONTRACTED shall develop systems for the CONTRACTOR , according to the terms described in the attached service order.

CLAUSE 2: CONDITIONS FOR THE SERVICES PROVISION.
Item I - Obligations of the CONTRACTED . For development of systems for the CONTRACTOR, the CONTRACTED will use resources and technologies for the development of their systems and projects.

Item II - Obligations of the CONTRACTOR:
1º Provide and appoint at least one professional, by e-mail to the CONTRACTED, within 5 (five) business days after signing this agreement, which will act as interlocutor and monitor the development of the entire project, until its completion and request changes only before approving the layout. After the interlocutor approves the layout, changes will only be allowed through new contracting and contractual addendum.

2º Provide the CONTRACTED with all the information and elements necessary to start the project’s development deadlines, described in the attached order of service.

3° Comply with the stipulated payment deadlines, and the default will immediately interrupt the provision of services. After payment is settled, the deadlines will be redefined by the CONTRACTED.

4° Refrain from replicating and / or reselling, in whole or in part, any module developed without the prior and written authorization of the CONTRACTED. The entire project structure described in this contract and the attached service order, as well as the source code and its database, will be delivered to the CONTRACTOR upon request by e-mail and after discharge of the project amounts.

 VIVITECH – Rua Cubatão, 86 – Vila Mariana – São Paulo/SP – CEP 04013-000
Fone: (11) 4118-6476 – www.vivitech.com.br

CLAUSE 3: DEADLINES.

1º the estimated deadline for the development of the projects will be agreed between the parties.

2º 3º the validity of this contract begins at the moment of its signature, either in the Registry Office or electronically by email sent by the CONTRACTOR. It may be changed as a result of legal imposition, technical reason or by common agreement between the parties, by means of additive term, and may imply in the change of its value. If any of the parties are interested in terminating it , they must warn it by emailing the other, with thirty (30) days in advance and settle any and all outstanding balance.

CLAUSE 4: SCHEDULE.

1º the proposed schedule for the implementation of this project, will follow the estimated deadline and described in the attached service order.

2º If this schedule extends for more than 01 (one) month beyond the established deadline, due to delays in the delivery of information and materials, or any other reason on the part of the CONTRACTOR, that prevents the CONTRACTED from continuing the work, requiring extra services, whose surplus costs with technical hours, displacement and possible lodging, will be passed on to CONTRACTOR .

3º The beginning of each stage will be conditioned to the approval of the CONTRACTOR, by its interlocutor, via e-mail or signature of the term of acceptance of the previous stage, that is: at the end of each stage of the project, a document will be sent to the CONTRACTOR approve by e-mail with the word "approved", agreeing with the work performed in said step and restarting the deadline. In case of need for changes after the approval of the layout, additional technical hours will be charged separately, with the authorization of the CONTRACTOR. Not accepting, the services will be taken over by the CONTRACTED, following the previous approval.

4º in case the CONTRACTOR does not provide the relevant information to the project requested by the CONTRACTED or does not continue the processes, for a period of 4 (four) months, the CONTRACTED may discontinue the project described in the attached order of service. In order to continue with the development of the project, the value of the attached service order will be charged again and may suffer readjustments according to the current time value.

CLAUSE 5: VALUES AND FORMS OF PAYMENT.

1º for the rendered services of development and consulting the CONTRACTOR shall pay the CONTRACTED PARTY the amount of R$ 150.00 (One hundred and fifty reais) per hour.

2° The non-payment of any service, until the date of expiration will subject the CONTRACTOR immediately and regardless of notice or judicial or extrajudicial, the stoppage of the project development and the provision of contracted services, which will only be reactivated upon payment of outstanding installments plus a fine of 10% on the total amount of the debt, interest of 1% per month and monetary correction by the IPCA-IBGE.

3° The termination of the contract without due cause before its completion, by the CONTRACTOR, including not to answer the requests of the CONTRACTED for more than 30 days will result in the incidence of contractual penalty in the amount of 10% of the total contract value and in the early maturity of the other installments, which may be extrajudicial or judicially charged, duly plus interest of 1% per month and monetary correction according to the IPCA-IBGE. In addition, and in any case of contractual termination, will not occur to the return of any value by the CONTRACTED.

4° The CONTRACTED may terminate this Agreement at any time upon prior electronic notification via email to the CONTRACTOR when, at its discretion, consider characterized some kind of infringement of the devices contained in this agreement.

5° The CONTRACTOR is aware that the CONTRACTED will only carry out the project items that are listed in the attached proposal. Any additional request will be charged separately, with the prior written authorization of the CONTRACTOR .

6° The commercialization of the codes developed by the CONTRACTOR , without its written consent, will imply a fine of 100 (hundred) times the value of the contract and the legal measures of protection of intellectual property.

CLAUSE 6: TERMINATION OF THE CONTRACT.

1° This agreement may be considered terminated by law in the event of default or non-compliance with time limits by one of the parties;
2º This contract may be terminated by termination of either party, bankruptcy decree, natural course of the deadline - if it is not renewed automatically and denunciation expressly stated by the interested party to the infringing party, at least 30 days in advance, in cases where not be respected, by the violating party, any of the previous clauses.

CLAUSE 8: GENERAL PROVISIONS.

1º The CONTRACTED shall be assured :
a) All copyrights related to the project, without the CONTRACTOR, any right in this regard, even in case of termination of this instrument.

2º The CONTRACTED shall not, under any circumstances, transfer or delegate the attributions and responsibilities that it assumes under this agreement, except with prior agreement by e-mail of the CONTRACTING PARTY. The execution of specific services, however, may be performed by professionals other than CONTRACTED, provided that all procedures are agreed between the CONTRACTED and the outsourced professional.

3º The CONTRACTOR is exempt from any and all liability for the non-compliance of the CONTRACTED with the administrative and / or legal determinations related to the execution of the object of this instrument.

4º the parties to this contract assure and affirm that they are the legal representatives competent to assume all the obligations described in the same and effectively represent their interests.

5º The parties are totally independent contractors, each being fully responsible for their acts, obligations, their representatives, employees and content of the information provided, in all and any circumstance, since this instrument does not create partnership, employment, labor, and neither of them shall be able to declare that it has any authority to assume or create any obligation, express or implied, on behalf of the other, nor represent it under any pretext and in any situation.

6º The non-exercise by any of the parties of rights or faculties that assist them as a result of this contract, or the tolerance of the delay in the fulfillment of the obligations of the other party, will not affect those rights or faculties, which may be exercised at any time , at the sole discretion of the interested party, without changing the conditions herein stipulated.

7° The impossibility of providing the service caused by incorrect information supplied by the CONTRACTOR or omission in providing essential information to the transaction, will not feature breach of contractual obligation by the CONTRACTED, exempting it from any liability, to the time set up the failure of the CONTRACTOR to comply with the obligation .

8° being required to perform other services not provided in the attached order of service, they will be charged separately upon prior approval by email from the contractor, as additional services by contractual addendum.

9° The CONTRACTED is exempt from reimbursement for technical problems with services contracted from third parties, be it a lodging, a payment gateway or any other service, the CONTRACTOR being responsible for the integration and homologation process, but not responsible for the stability of the service provided by third parties.

10º the parties, by themselves, their partners and successors are obliged to this contract.

11° The  forum of Sao Paulo / SP District  is elected to resolve any dispute arising from this instrument, instead of any other, as privileged.

CLAUSE 9: DURATION OF THE CONTRACT.

The period of time considered is 60 (sixty) months and may be terminated with 30 days prior notice.
At the end it can be renewed automatically for another 12 months.

And because they are fair and CONTRACTED in all its terms, the parties sign this instrument in two (2) copies of equal content and form.

São Paulo,  January 2nd, 2018.

/s/ Lucas Sodre
VIVITECH DESENVOLVIMENTO DE SOFTWARES S.A.

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ADVUS DESENVOLVIMENTO DE SOFTWARE LTDA.

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